EXHIBIT 10.1

BASE SALARIES OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT

As of April 1, 2005, the Compensation Committee of CVB Financial Corp. has set the following base salaries (on an annual basis) for our named executive officers:

          D. Linn Wiley                                                                                                                                     $ 525,000
              President, Chief Executive Officer

          Frank Basirico, Jr.                                                                                                                              $ 245,000
              Executive Vice President, Chief Credit Officer

          Edward J. Biebrich, Jr.                                                                                                                       $ 245,000
              Executive Vice President, Chief Financial Officer

          Jay W. Coleman                                                                                                                                 $ 245,000
              Executive Vice President, Sales and Service Division

Each of the named executive officers will be eligible to receive a discretionary bonus for 2005 pursuant to the CVB Financial Corporation (“CVB”) Discretionary Performance Compensation Plan.

In addition, each of the named executive officers receives the right to use a bank owned automobile. CVB also pays the country club dues for Messrs. Wiley and Coleman and health club dues for Mr. Coleman.

Like all employees of CVB, each of the named executive officers is also eligible to receive an allocation pursuant to CVB’s 401(k) and Profit Sharing Plan.

Each of the named executive officers is also eligible to participate in the CVB 2000 Stock Option Plan.